Exhibit 99.2

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

HIGHLIGHTS

•	Full year diluted EPS totaled $2.00, a 16 percent increase over prior year results. Excluding the $0.08 per share Courtyard joint venture gain in 2012, diluted EPS grew 22 percent year-over-year;

•	North American comparable company-operated REVPAR rose 5.1 percent in the fourth quarter and 5.4 percent for full year 2013;

•	On a constant dollar basis, worldwide comparable systemwide REVPAR rose 4.3 percent in the fourth quarter and 4.6 percent for full year 2013;

•	Comparable company-operated house profit margins increased 130 basis points in North America and 90 basis points worldwide for the full year;

•	At year-end, the company’s worldwide development pipeline increased to over 195,000 rooms, including nearly 30,000 rooms approved, but not yet subject to signed contracts;

•	Nearly 26,000 rooms were added in 2013. In the fourth quarter alone, nearly 7,700 rooms were added, including over 3,900 rooms in international markets;

•	The company signed a record 67,000 rooms in 2013;

•	For full year 2013, Marriott repurchased 20.0 million shares for $829 million including 4.4 million shares for $200 million in the fourth quarter;

•	For full year 2014, Marriott expects North American and worldwide Systemwide constant dollar REVPAR to increase 4 to 6 percent;

•	Return on invested capital totaled 32 percent in 2013.

BETHESDA, MD – February 19, 2014 - Marriott International, Inc. (NASDAQ: MAR) today reported fourth quarter and full year 2013 results. Due to the company’s change in the fiscal calendar beginning in 2013, the fourth quarter of 2013 reflects the period from October 1, 2013

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through December 31, 2013 (92 days) compared to the 2012 fourth quarter, which reflects the period from September 8, 2012 through December 28, 2012 (112 days). Full year 2013 reflects the period from December 29, 2012 through December 31, 2013 (368 days) compared to full year 2012, which reflects the period from December 31, 2011 through December 28, 2012 (364 days). Prior year results have not been restated for the change in fiscal calendar, although revenue per available room (REVPAR), occupancy and average daily rate statistics are reported for calendar quarters for purposes of comparability.

Full year 2013 net income totaled $626 million compared to $571 million for full year 2012. Full year 2012 net income included the $25 million after-tax Courtyard joint venture gain.

Full year 2013 diluted earnings per share (EPS) totaled $2.00 compared to $1.72 in 2012. On October 30, 2013, the company forecasted full year diluted EPS of $1.98 to $2.01.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “2013 was a year of firsts. Strong REVPAR growth and new hotels drove Marriott’s fee revenue to a record $1.5 billion. We signed contracts with owners and franchisees for 67,000 new rooms, the most productive year in our history averaging more than one hotel every day. Our development pipeline reached a record 195,000 rooms.

“Our North American group sales organization booked $3.4 billion in new group business in 2013 for all future periods, eclipsing their prior record from 2007. Group revenue on the books for 2014 is running more than 4 percent higher than 2013 levels for the Marriott brand. Special corporate negotiated rates are nearly complete with room rates expected to rise about 5 percent in 2014.

“Marriott Rewards and Ritz-Carlton Rewards signed a combined 3.4 million new members, contributing to the nearly 50 percent growth in membership over the last 5 years. Roughly 45 percent of that 5-year growth was outside the U.S. In 2013, a record 25 percent of room nights were booked on Marriott.com. Marriott mobile reservations surged by 67 percent in 2013 and we introduced mobile check-in for all Marriott Hotels in the United States, another industry first.

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“For 2014, we expect worldwide systemwide REVPAR to increase 4 to 6 percent. With our strong development pipeline and the anticipated addition of the Protea hotels in Africa, we expect rooms growth will accelerate to approximately 6 percent gross or roughly 5 percent, net of deletions.

“During 2013, we were pleased to return over $1 billion to our shareholders through dividends and share repurchases, the top end of our expectations for the year. In 2014 we could return an additional $1.25 billion to $1.5 billion to our shareholders. In fact, we have already repurchased 5 million shares for $246 million dollars year-to-date. Over the last three years, we have returned over $3.9 billion to our shareholders through share repurchases and dividends and reduced our average fully diluted shares by 17 percent.”

For the 2013 fourth quarter, REVPAR for worldwide comparable systemwide properties increased 4.3 percent (a 4.1 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 4.7 percent in the fourth quarter of 2013, including a 3.3 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels and Autograph Collection Hotels) increased 5.9 percent with a 4.3 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 3.6 percent in the fourth quarter with a 2.5 percent increase in average daily rate.

International comparable systemwide REVPAR rose 3.2 percent (a 2.3 percent increase using actual dollars) in the fourth quarter.

Marriott added 47 new properties (7,681 rooms) to its worldwide lodging portfolio in the 2013 fourth quarter, including The Ritz-Carlton Almaty in Kazahkstan, the JW Marriott Hotel Hanoi and the Hotel Am Steinplatz, an Autograph Collection hotel in Berlin. Fourteen properties (2,532 rooms) exited the system during the quarter. At year-end, the company’s lodging group encompassed 3,916 properties and timeshare resorts for a total of nearly 676,000 rooms.

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The company’s worldwide development pipeline increased to approximately 1,165 properties with over 195,000 rooms at year-end, including approximately 170 properties with nearly 30,000 rooms approved for development, but not yet subject to signed contracts. The company’s pipeline at year-end 2013 does not include the approximately 10,000 rooms associated with the Protea transaction.

MARRIOTT REVENUES totaled $3.2 billion in the 2013 fourth quarter compared to revenues of over $3.7 billion for the fourth quarter of 2012. Base management and franchise fees totaled $315 million compared to $369 million in the year-ago quarter. The company estimates that the change in fiscal calendar resulted in approximately $72 million of lower fees year-over-year. The calendar change impact was partially offset by higher REVPAR and non-room sales at existing hotels, as well as fees from new hotels.

Fourth quarter worldwide incentive management fees totaled $73 million compared to $90 million in the fourth quarter of 2012. The company estimates $19 million of the lower year-over-year fees relates to the change in the fiscal calendar. In the year-ago quarter, incentive management fees included the $3 million favorable impact of the recognition of previously deferred fees. In the fourth quarter, 32 percent of worldwide company-managed hotels earned incentive management fees compared to 30 percent in the year-ago quarter. For full year 2013, 39 percent of worldwide company-managed hotels earned incentive management fees compared to 33 percent in the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $50 million, compared to $56 million in the year-ago quarter. The company estimates that approximately $10 million of the year-over-year decrease relates to the change in the fiscal calendar. Increased results at several leased hotels and higher residential and credit card branding fees partially offset the effect of the calendar change. The 2013 fourth quarter included $2 million of pre-opening costs largely related to the London EDITION hotel.

On October 30, the company estimated fourth quarter owned, leased, corporate housing and other revenue, net of direct expenses would total approximately $40 million for the fourth quarter. Actual results in the quarter exceeded those expectations largely due to $3 million of residential and credit card branding fees, as well as better than expected performance at a few owned and leased hotels.

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GENERAL, ADMINISTRATIVE and OTHER expenses for the 2013 fourth quarter totaled $200 million. On October 30, the company estimated general and administrative expenses for the fourth quarter would total $170 million to $175 million. Actual expenses in the quarter were higher than expected largely due to higher costs related to new unit development and increases in incentive compensation (mainly associated with the company’s very strong development pipeline), as well as higher than anticipated legal expenses, impairment of deferred contract acquisition costs and bad debt reserves.

INTEREST EXPENSE totaled $32 million in the fourth quarter, compared to interest expense of $41 million in the year-ago quarter. The company estimates that approximately $5 million of the year-over-year decrease relates to the change in the fiscal calendar. The decrease in interest expense in the quarter also reflects the impact of a senior debt retirement and new senior debt issuance at a lower interest rate, partially offset by lower capitalized interest. Capitalized interest totaled $7 million in the quarter, compared to $10 million in the year-ago quarter.

Provision for Income Taxes

The provision for income taxes in the fourth quarter was lower than anticipated largely reflecting the $12 million benefit related to adjustments of state and foreign tax provisions based on recent tax filings for prior years.

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Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

To facilitate comparisons with its competitors, the company has revised its presentation of EBITDA to now present depreciation expense that owners and franchisees reimburse to the company as a separate line item and revised its presentation of adjusted EBITDA to add back share-based compensation expense.

On this basis, adjusted EBITDA in 2013 totaled $1,325 million, a 9 percent increase over 2012 adjusted EBITDA of $1,217 million. For the fourth quarter, adjusted EBITDA totaled $321 million, an 18 percent decline from fourth quarter 2012 adjusted EBITDA of $390 million. See page A-8 for the adjusted EBITDA calculation.

Beginning in the first quarter of 2014, the company plans to reclassify depreciation and amortization expense from “Owned, leased and corporate housing - direct” and “General and administrative and other” and present it as a separate line item on its Consolidated Statements of Income for all periods presented. The income statements for each quarter and full year 2013 reflecting this revised presentation are presented on pages A-13 to A-17. The company’s outlook for 2014 reflects this new presentation.

In connection with this change, in the fourth quarter of 2013, the company revised its presentation of depreciation and amortization on its Consolidated Statements of Cash Flows in the Form 10-K report that it expects to file later this week. Please see the Form 10-K report for additional information on these changes.

BALANCE SHEET

At the end of the fourth quarter, total debt was $3,199 million and cash balances totaled $126 million, compared to $2,935 million in debt and $88 million of cash at year-end 2012.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 307.5 million in the 2013 fourth quarter, compared to 322.2 million in the year-ago quarter.

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The company repurchased 4.4 million shares of common stock in the fourth quarter at a cost of $200 million. For full year 2013, Marriott repurchased 20.0 million shares of its stock for $829 million. To date in 2014, Marriott has repurchased 5.0 million shares of its stock for $246 million. On February 14, 2014, the board of directors increased the company’s authorization to repurchase shares by 25.0 million shares for a total authorization of 34.3 million shares as of February 19, 2014.

OUTLOOK

For the 2014 first quarter, the company expects comparable systemwide calendar REVPAR on a constant dollar basis will increase 4 to 6 percent in North America, 3 to 5 percent outside North America and 4 to 6 percent worldwide.

The company expects full year 2014 comparable systemwide REVPAR on a constant dollar basis will increase 4 to 6 percent in North America, 3 to 5 percent outside North America and 4 to 6 percent worldwide.

The company anticipates gross room additions of 6 percent worldwide for the full year 2014 including the Protea hotels. Net of deletions, the company expects its portfolio of rooms will increase by approximately 5 percent by year-end 2014.

The company assumes full year fee revenue could total $1,650 million to $1,700 million, growth of 7 to 10 percent over 2013 fee revenue of $1,543 million. The company’s estimated first quarter total fee revenue reflects roughly $5 million of lower fees due to the three additional days in the year-ago quarter related to the change in the fiscal calendar.

As depreciation and amortization will be presented as a separate line item in its Consolidated Statements of Income beginning in the first quarter of 2014, the company is presenting the guidance table below consistent with this change. See pages A-13 to A-17 for quarterly and full year 2013 results restated for the change in presentation.

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For 2014, the company anticipates general, administrative and other expenses will total $640 million to $650 million, flat to down 2 percent compared to 2013 expenses of $651 million, excluding depreciation and amortization.

Given these assumptions, 2014 diluted EPS could total $2.29 to $2.45, a 15 to 23 percent increase year-over-year.

	First Quarter 2014	Full Year 2014

Total fee revenue	$380 million to $395 million	$1,650 million to $1,700 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx. $45 million	$210 million to $220 million

Depreciation and amortization	Approx. $30 million	Approx. $120 million

General, administrative and other expenses	$155 million to $160 million	$640 million to $650 million

Operating income	$235 million to $255 million	$1,090 million to $1,160 million

Gains and other income	Approx. $5 million	Approx. $10 million

Net interest expense[1]	Approx. $30 million	Approx. $110 million

Equity in earnings (losses)	Approx. $0 million	Approx. $0 million

Earnings per share	$0.47 to $0.52	$2.29 to $2.45

Tax rate		32.0 percent

[1]	Net of interest income

The company expects investment spending in 2014 will total approximately $800 million to $1.0 billion, including approximately $150 million for maintenance capital spending. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs (including the approximately $200 million payment associated with the Protea transaction), and equity and other investments. Assuming this level of investment spending, approximately $1.25 billion to $1.5 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2014 adjusted EBITDA will total $1,425 million to $1,495 million, an 8 to 13 percent increase over the 2013 full year adjusted EBITDA of $1,325 million. See page A-9 for the adjusted EBITDA calculation.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 20, 2014 at 10 a.m. Eastern Time

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(ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until February 20, 2015.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 27161857. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, February 20, 2014 until 8 p.m. ET, Thursday, February 27, 2014. To access the replay, call 404-537-3406. The conference ID for the recording is 27161857.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-K or Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 19, 2014. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a leading lodging company based in Bethesda, Maryland, USA, with more than 3,900 properties in 72 countries and territories and reported revenues of nearly $13 billion in fiscal year 2013. The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including Marriott Hotels, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Gaylord Hotels, Autograph Collection, AC Hotels by Marriott, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott and The Ritz-Carlton Destination Club. There are approximately 330,000 employees at headquarters, managed and franchised properties. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

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MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 4, 2013

TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Total Lodging Products	A-3
Key Lodging Statistics	A-4
EBITDA and Adjusted EBITDA	A-8
EBITDA and Adjusted EBITDA Full Year Forecast	A-9
Adjusted Operating Income Margin Excluding Cost Reimbursements	A-10
Adjusted 2012 EPS Excluding Gain on Courtyard JV Sale, Net of Tax	A-11
Return on Invested Capital	A-12
Adjusted Owned and Leased Expenses and Adjusted General, Administrative and Other Expenses	A-13
Non-GAAP Financial Measures	A-18

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOURTH QUARTER 2013 AND 2012

(in millions, except per share amounts)

	92 Days Ended December 31, 2013[1]	112 Days Ended December 28, 2012[1]	Percent Better/(Worse)
REVENUES
Base management fees	$152	$182	(16)
Franchise fees	163	187	(13)
Incentive management fees	73	90	(19)
Owned, leased, corporate housing and other revenue[2]	260	308	(16)
Cost reimbursements[3]	2,571	2,990	(14)

Total Revenues	3,219	3,757	(14)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	210	252	17
Reimbursed costs	2,571	2,990	14
General, administrative and other[5]	200	206	3

Total Expenses	2,981	3,448	14

OPERATING INCOME	238	309	(23)

Gains/(losses) and other income[6]	(3)	(1)	(200)
Interest expense	(32)	(41)	22
Interest income	10	7	43
Equity in losses[7]	(3)	(3)	—

INCOME BEFORE INCOME TAXES	210	271	(23)

Provision for income taxes	(59)	(90)	34

NET INCOME	$151	$181	(17)

EARNINGS PER SHARE - Basic
Earnings per share	$0.50	$0.58	(14)

EARNINGS PER SHARE - Diluted
Earnings per share	$0.49	$0.56	(13)

Basic Shares	299.4	312.7
Diluted Shares	307.5	322.2

[1]	–	Last year results were reported on a period basis. They have not been restated to a calendar basis. Accordingly, 2013 reflects 92 days versus 112 days in 2012.
[2]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains/(losses) and other income includes gains and losses on the sale of real estate, note sales or repayments, the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[7]	–	Equity in losses includes our equity in earnings or losses of unconsolidated equity method joint ventures.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOURTH QUARTER YEAR-TO-DATE 2013 AND 2012

(in millions, except per share amounts)

	368 Days Ended December 31, 2013[1]	364 Days Ended December 28, 2012[1]	Percent Better/(Worse)

REVENUES
Base management fees	$621	$581	7
Franchise fees	666	607	10
Incentive management fees	256	232	10
Owned, leased, corporate housing and other revenue[2]	950	989	(4)
Cost reimbursements[3]	10,291	9,405	9

Total Revenues	12,784	11,814	8

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	779	824	5
Reimbursed costs	10,291	9,405	(9)
General, administrative and other[5]	726	645	(13)

Total Expenses	11,796	10,874	(8)

OPERATING INCOME	988	940	5

Gains and other income[6]	11	42	(74)
Interest expense	(120)	(137)	12
Interest income	23	17	35
Equity in losses[7]	(5)	(13)	62

INCOME BEFORE INCOME TAXES	897	849	6

Provision for income taxes	(271)	(278)	3

NET INCOME	$626	$571	10

EARNINGS PER SHARE - Basic
Earnings per share	$2.05	$1.77	16

EARNINGS PER SHARE - Diluted
Earnings per share	$2.00	$1.72	16

Basic Shares	305.0	322.6
Diluted Shares	313.0	332.9

1	–	Last year results were reported on a period basis. They have not been restated to a calendar basis. Accordingly, 2013 reflects 368 days versus 364 days in 2012.
[2]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, other revenue and revenue from our corporate housing business through our sale of that business on April 30, 2012.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments pre-opening expenses and depreciation, plus expenses related to our corporate housing business through our sale of that business on April 30, 2012.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on the sale of real estate, note sales or repayments, the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[7]	–	Equity in losses includes our equity in earnings or losses of unconsolidated equity method joint ventures.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms/Suites
Brand	December 31, 2013	December 28, 2012	vs. December 28, 2012	December 31, 2013	December 28, 2012	vs. December 28, 2012
Domestic Full-Service
Marriott Hotels	344	352	(8)	138,860	141,677	(2,817)
Renaissance Hotels	76	79	(3)	27,189	28,597	(1,408)
Autograph Collection	32	24	8	8,410	6,609	1,801
Gaylord Hotels	5	5	—	8,098	8,098	—
Domestic Limited-Service
Courtyard	836	817	19	117,693	114,948	2,745
Fairfield Inn & Suites	691	678	13	62,921	61,477	1,444
SpringHill Suites	306	297	9	35,888	34,844	1,044
Residence Inn	629	602	27	76,056	72,642	3,414
TownePlace Suites	222	208	14	22,039	20,803	1,236
International
Marriott Hotels	215	206	9	66,041	63,240	2,801
Renaissance Hotels	77	76	1	24,711	24,692	19
Autograph Collection	19	8	11	2,705	1,056	1,649
Courtyard	117	112	5	22,856	21,605	1,251
Fairfield Inn & Suites	17	13	4	2,044	1,568	476
SpringHill Suites	2	2	—	299	299	—
Residence Inn	24	23	1	3,349	3,229	120
TownePlace Suites	2	2	—	278	278	—
Marriott Executive Apartments	27	25	2	4,295	4,066	229
Luxury
The Ritz-Carlton - Domestic	37	38	(1)	11,040	11,357	(317)
The Ritz-Carlton - International	47	42	5	13,950	12,410	1,540
Bulgari Hotels & Resorts	3	3	—	202	202	—
EDITION	2	1	1	251	78	173
The Ritz-Carlton Residential	40	35	5	4,228	3,927	301
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Unconsolidated Joint Ventures
AC Hotels by Marriott	75	79	(4)	8,491	8,736	(245)
Autograph Collection	5	5	—	348	348	—
Timeshare[1]	62	65	(3)	12,802	13,029	(227)

Total	3,916	3,801	115	675,623	660,394	15,229

[1]	Timeshare unit and room counts are as of January 3, 2014 and December 28, 2012, the end of Marriott Vacation Worldwide’s fourth quarter for 2013 and 2012, respectively.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$153.03	9.9%	71.1%	0.1%	pts.	$215.27	9.7%
Europe	$128.06	3.7%	72.4%	1.9%	pts.	$176.76	0.9%
Middle East & Africa	$84.50	-11.8%	55.1%	-7.8%	pts.	$153.43	0.7%
Asia Pacific	$112.44	3.8%	76.1%	1.0%	pts.	$147.76	2.5%

Regional Composite[2]	$120.22	3.1%	71.7%	0.3%	pts.	$167.60	2.8%

International Luxury[3]	$251.41	3.9%	67.0%	0.4%	pts.	$375.43	3.3%

Total International[4]	$135.84	3.3%	71.2%	0.3%	pts.	$190.89	2.9%

Worldwide[5]	$120.39	4.5%	69.4%	0.9%	pts.	$173.42	3.0%

Comparable Systemwide International Properties[1]
	Three Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$126.38	7.1%	69.8%	0.6%	pts.	$181.07	6.2%
Europe	$126.81	3.3%	73.2%	1.7%	pts.	$173.15	0.9%
Middle East & Africa	$83.58	-10.7%	55.8%	-7.2%	pts.	$149.82	0.8%
Asia Pacific	$113.61	3.8%	76.4%	1.0%	pts.	$148.64	2.5%

Regional Composite[6]	$118.34	3.0%	72.1%	0.4%	pts.	$164.08	2.4%

International Luxury[3]	$251.41	3.9%	67.0%	0.4%	pts.	$375.43	3.3%

Total International[4]	$131.15	3.2%	71.6%	0.4%	pts.	$183.10	2.5%

Worldwide[7]	$98.22	4.3%	68.0%	0.8%	pts.	$144.43	3.1%

[1]	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.
[2]	Includes Marriott Hotels, Renaissance Hotels, Courtyard, and Residence Inn properties.
[3]	Includes The Ritz-Carlton properties located outside of the United States and Canada and Bulgari Hotels & Resorts and EDITION properties.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes Marriott Hotels, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

[6]	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, Courtyard, Residence Inn, and Fairfield Inn & Suites properties.
[7]

Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Twelve Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$154.28	7.0%	73.5%	0.5%	pts.	$209.79	6.2%
Europe	$126.47	0.8%	73.5%	1.7%	pts.	$172.01	-1.5%
Middle East & Africa	$82.22	-2.4%	55.7%	-2.5%	pts.	$147.63	2.0%
Asia Pacific	$104.27	3.0%	73.0%	1.5%	pts.	$142.76	0.9%

Regional Composite[2]	$116.40	2.2%	71.4%	1.0%	pts.	$163.13	0.7%

International Luxury[3]	$241.31	6.8%	65.6%	1.7%	pts.	$367.86	3.9%

Total International[4]	$131.27	3.2%	70.7%	1.1%	pts.	$185.74	1.5%

Worldwide[5]	$122.32	4.6%	71.8%	0.9%	pts.	$170.35	3.3%

Comparable Systemwide International Properties[1]
	Twelve Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$130.98	6.2%	72.0%	1.5%	pts.	$181.95	4.0%
Europe	$121.34	1.5%	72.5%	1.7%	pts.	$167.33	-1.0%
Middle East & Africa	$81.20	-1.5%	56.3%	-2.1%	pts.	$144.18	2.2%
Asia Pacific	$107.59	3.4%	73.4%	1.6%	pts.	$146.49	1.1%

Regional Composite[6]	$114.56	2.7%	71.2%	1.3%	pts.	$160.84	0.8%

International Luxury[3]	$241.31	6.8%	65.6%	1.7%	pts.	$367.86	3.9%

Total International[4]	$126.72	3.4%	70.7%	1.3%	pts.	$179.28	1.4%

Worldwide[7]	$102.46	4.6%	71.5%	0.9%	pts.	$143.33	3.4%

[1]	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.
[2]	Includes Marriott Hotels, Renaissance Hotels, Courtyard, and Residence Inn properties.
[3]	Includes The Ritz-Carlton properties located outside of the United States and Canada and Bulgari Hotels & Resorts and EDITION properties.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes Marriott Hotels, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

[6]	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, Courtyard, Residence Inn, and Fairfield Inn & Suites properties.
[7]

Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Three Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$127.47	4.9%	69.9%	1.2%	pts.	$182.34	3.1%
Renaissance Hotels	$119.06	1.9%	68.8%	0.1%	pts.	$172.94	1.7%
Composite North American Full-Service	$126.33	4.5%	69.8%	1.1%	pts.	$181.08	2.9%
The Ritz-Carlton	$230.45	10.4%	68.6%	1.9%	pts.	$335.87	7.4%
Composite North American Full-Service & Luxury	$136.93	5.5%	69.6%	1.2%	pts.	$196.62	3.7%
Courtyard	$78.76	5.6%	65.2%	2.1%	pts.	$120.87	2.2%
SpringHill Suites	$70.51	2.9%	67.4%	0.4%	pts.	$104.64	2.3%
Residence Inn	$88.74	1.3%	71.6%	0.3%	pts.	$123.98	0.9%
TownePlace Suites	$55.92	6.3%	64.5%	0.7%	pts.	$86.70	5.1%
Composite North American Limited-Service	$79.99	4.3%	67.2%	1.4%	pts.	$119.11	2.1%
Composite - All	$113.08	5.1%	68.6%	1.3%	pts.	$164.84	3.2%

Comparable Systemwide North American Properties[1]
	Three Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$111.35	5.2%	67.2%	1.1%	pts.	$165.68	3.6%
Renaissance Hotels	$103.14	2.3%	67.0%	0.1%	pts.	$154.03	2.1%
Autograph Collection Hotels	$168.44	16.5%	75.0%	2.0%	pts.	$224.57	13.5%
Composite North American Full-Service	$112.00	5.3%	67.4%	0.9%	pts.	$166.10	3.8%
The Ritz-Carlton	$230.45	10.4%	68.6%	1.9%	pts.	$335.87	7.4%
Composite North American Full-Service & Luxury	$118.80	5.9%	67.5%	1.0%	pts.	$176.01	4.3%
Courtyard	$79.87	4.5%	65.8%	1.3%	pts.	$121.44	2.5%
Fairfield Inn & Suites	$61.20	3.2%	63.0%	0.7%	pts.	$97.09	2.0%
SpringHill Suites	$71.18	5.2%	68.1%	1.6%	pts.	$104.52	2.6%
Residence Inn	$89.40	2.3%	72.7%	-0.1%	pts.	$122.99	2.5%
TownePlace Suites	$59.44	2.1%	65.8%	-0.3%	pts.	$90.28	2.5%
Composite North American Limited-Service	$76.01	3.6%	67.1%	0.8%	pts.	$113.21	2.5%
Composite - All	$91.47	4.7%	67.3%	0.8%	pts.	$135.99	3.3%

[1]	Statistics include only properties located in the United States.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twelve Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$132.03	5.4%	73.6%	0.8%	pts.	$179.44	4.3%
Renaissance Hotels	$125.55	3.6%	73.4%	0.4%	pts.	$170.98	3.1%
Composite North American Full-Service	$131.15	5.2%	73.6%	0.7%	pts.	$178.29	4.1%
The Ritz-Carlton	$230.82	8.7%	71.3%	1.4%	pts.	$323.83	6.6%
Composite North American Full-Service & Luxury	$141.30	5.7%	73.3%	0.8%	pts.	$192.70	4.6%
Courtyard	$83.75	5.3%	68.6%	0.9%	pts.	$122.07	3.8%
SpringHill Suites	$76.73	4.1%	71.9%	1.2%	pts.	$106.75	2.4%
Residence Inn	$97.09	3.2%	76.2%	0.7%	pts.	$127.35	2.3%
TownePlace Suites	$60.74	3.6%	68.7%	-1.9%	pts.	$88.37	6.4%
Composite North American Limited-Service	$85.85	4.7%	71.0%	0.8%	pts.	$120.98	3.5%
Composite - All	$118.08	5.4%	72.3%	0.8%	pts.	$163.24	4.2%

Comparable Systemwide North American Properties[1]
	Twelve Months Ended December 31, 2013 and December 31, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$117.20	5.4%	71.3%	1.0%	pts.	$164.37	4.0%
Renaissance Hotels	$109.30	4.2%	71.3%	0.7%	pts.	$153.33	3.2%
Autograph Collection Hotels	$158.87	8.8%	76.6%	1.7%	pts.	$207.34	6.4%
Composite North American Full-Service	$117.39	5.4%	71.5%	0.9%	pts.	$164.24	4.0%
The Ritz-Carlton	$230.82	8.7%	71.3%	1.4%	pts.	$323.83	6.6%
Composite North American Full-Service & Luxury	$123.89	5.7%	71.5%	1.0%	pts.	$173.37	4.3%
Courtyard	$86.35	4.9%	70.2%	0.9%	pts.	$123.07	3.6%
Fairfield Inn & Suites	$66.95	4.3%	67.9%	0.6%	pts.	$98.58	3.3%
SpringHill Suites	$77.57	5.2%	72.2%	1.3%	pts.	$107.42	3.3%
Residence Inn	$96.79	3.9%	77.4%	0.4%	pts.	$125.04	3.5%
TownePlace Suites	$65.50	1.8%	71.5%	-0.5%	pts.	$91.64	2.4%
Composite North American Limited-Service	$82.52	4.4%	71.8%	0.7%	pts.	$115.00	3.4%
Composite - All	$97.48	5.0%	71.6%	0.8%	pts.	$136.05	3.8%

[1]	Statistics include only properties located in the United States.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$136	$179	$160	$151	$626
Interest expense	31	29	28	32	120
Tax provision	65	84	63	59	271
Depreciation and amortization	25	33	34	35	127
Depreciation classified in Reimbursed costs	12	12	12	12	48
Interest expense from unconsolidated joint ventures	1	1	1	1	4
Depreciation and amortization from unconsolidated joint ventures	3	3	3	4	13

EBITDA **	273	341	301	294	1,209

Share-based compensation (including share-based compensation reimbursed by third-party owners)	30	31	28	27	116

Adjusted EBITDA **	$303	$372	$329	$321	$1,325

Increase (decrease) over 2012 Adjusted EBITDA	25%	18%	22%	(18%)	9%

	Fiscal Year 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$104	$143	$143	$181	$571
Interest expense	33	34	29	41	137
Tax provision	43	66	79	90	278
Depreciation and amortization	19	28	22	33	102
Depreciation classified in Reimbursed costs	10	10	11	14	45
Interest expense from unconsolidated joint ventures	4	4	1	2	11
Depreciation and amortization from unconsolidated joint ventures	6	8	2	4	20

EBITDA **	219	293	287	365	1,164

Share-based compensation (including share-based compensation reimbursed by third-party owners)	23	23	23	25	94
Less: Gain on Courtyard JV sale, pretax	—	—	(41)	—	(41)

Adjusted EBITDA **	$242	$316	$269	$390	$1,217

**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

FULL YEAR EBITDA AND ADJUSTED EBITDA

FORECASTED 2014

($ in millions)

	Range
	Estimated EBITDA Full Year 2014		As Reported Full Year 2013
Net Income	$673	$721	$626
Interest expense	130	130	120
Tax provision	317	339	271
Depreciation and amortization	120	120	127
Depreciation classified in Reimbursed costs	55	55	48
Interest expense from unconsolidated joint ventures	5	5	4
Depreciation and amortization from unconsolidated joint ventures	15	15	13

EBITDA **	$1,315	$1,385	$1,209

Share-based compensation (including share-based compensation reimbursed by third-party owners)	$110	$110	$116

Adjusted EBITDA **	$1,425	$1,495	$1,325

Increase over 2013 Adjusted EBITDA**	8%	13%

**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

OPERATING INCOME MARGIN EXCLUDING COST REIMBURSEMENTS

Full Year 2013

($ in millions)

	Full Year 2013	Full Year 2012
OPERATING INCOME MARGIN
Operating Income	$988	$940

Total revenues as reported	$12,784	$11,814
Less: cost reimbursements	(10,291)	(9,405)

Total revenues excluding cost reimbursements **	$2,493	$2,409

Operating income margin, excluding cost reimbursements **	40%	39%

**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED 2012 EPS EXCLUDING GAIN ON COURTYARD JV SALE, NET OF TAX

(in millions, except per share amounts)

	Full Year 2013	Full Year 2012
Net income, as reported		$571
Less: Gain on Courtyard JV sale, net of tax		(25)

Net income, as adjusted **		$546

DILUTED EPS AS REPORTED		$1.72

DILUTED PER SHARE GAIN ON COURTYARD JV SALE		(0.08)

DILUTED EPS AS ADJUSTED **		$1.64

DILUTED EPS	$2.00

INCREASE OVER 2012 DILUTED EPS	16%

INCREASE OVER 2012 ADJUSTED DILUTED EPS **	22%

Diluted Shares		332.9

**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

RETURN ON INVESTED CAPITAL

($ in millions)

The reconciliation of income to earnings before interest expense and income taxes is as follows:

Fiscal Year 2013

Net Income	$626
Add:
Provision for income taxes	271
Interest expense	120

Income before interest expense and income taxes **	$1,017

The reconciliations of assets to invested capital are as follows:

	Year-End 2013	Year-End 2012

Assets	$6,794	$6,342

Less:
Current liabilities, net of current portion of long-term debt	(2,623)	(2,366)
Deferred tax assets, net[1]	(880)	(943)

Invested capital **	$3,291	$3,033

Average invested capital **[2]	$3,162

Return on invested capital **	32%

[1]

Deducted because the numerator of the calculation is a pre-tax number. At year-end 2013 and 2012, “Deferred tax assets, net” is also net of “current deferred income tax liabilities” of $19 million and $13 million, respectively.

[2]	Calculated as “Invested capital” for the current year and prior year, divided by two.
**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED OWNED AND LEASED EXPENSES AND

ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER EXPENSES

FIRST QUARTER 2013

($ in millions)

	As Reported 93 Days Ended March 31, 2013	Depreciation and Amortization Adjustments	As Adjusted 93 Days Ended March 31,2013 **

REVENUES
Base management fees	$153	$—	$153
Franchise fees	151	—	151
Incentive management fees	66	—	66
Owned, leased, and other revenue[1]	224	—	224
Cost reimbursements[2]	2,548	—	2,548

Total Revenues	3,142	—	3,142

OPERATING COSTS AND EXPENSES
Owned and leased[3]	188	(10)	178
Reimbursed costs	2,548	—	2,548
Depreciation and amortization[4]	—	25	25
General, administrative and other[5]	180	(15)	165

Total Expenses	2,916	—	2,916

OPERATING INCOME	$226	$—	$226

[1]	–	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.
[2]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[3]	–	Owned and leased expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation.
[4]	–	Depreciation and amortization includes depreciation and amortization from owned, leased, and other expenses and general, administrative, and other expenses.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED OWNED AND LEASED EXPENSES AND

ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER EXPENSES

SECOND QUARTER 2013

($ in millions)

	As Reported 91 Days Ended June 30, 2013	Depreciation and Amortization Adjustments	As Adjusted 91 Days Ended June 30, 2013 **

REVENUES
Base management fees	$166	$—	$166
Franchise fees	177	—	177
Incentive management fees	64	—	64
Owned, leased, and other revenue[1]	246	—	246
Cost reimbursements[2]	2,610	—	2,610

Total Revenues	3,263	—	3,263

OPERATING COSTS AND EXPENSES
Owned and leased[3]	195	(13)	182
Reimbursed costs	2,610	—	2,610
Depreciation and amortization[4]	—	33	33
General, administrative and other[5]	179	(20)	159

Total Expenses	2,984	—	2,984

OPERATING INCOME	$279	$—	$279

[1]	–	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.
[2]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[3]	–	Owned and leased expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation.
[4]	–	Depreciation and amortization includes depreciation and amortization from owned, leased, and other expenses and general, administrative, and other expenses.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

A–14

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED OWNED AND LEASED EXPENSES AND

ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER EXPENSES

THIRD QUARTER 2013

($ in millions)

	As Reported 92 Days Ended September 30, 2013	Depreciation and Amortization Adjustments	As Adjusted 92 Days Ended September 30, 2013 **

REVENUES
Base management fees	$150	$—	$150
Franchise fees	175	—	175
Incentive management fees	53	—	53
Owned, leased, and other revenue[1]	220	—	220
Cost reimbursements[2]	2,562	—	2,562

Total Revenues	3,160	—	3,160

OPERATING COSTS AND EXPENSES
Owned and leased[3]	186	(15)	171
Reimbursed costs	2,562	—	2,562
Depreciation and amortization[4]	—	34	34
General, administrative and other[5]	167	(19)	148

Total Expenses	2,915	—	2,915

OPERATING INCOME	$245	$—	$245

[1]	–	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.
[2]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[3]	–	Owned and leased expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation.
[4]	–	Depreciation and amortization includes depreciation and amortization from owned, leased, and other expenses and general, administrative, and other expenses.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED OWNED AND LEASED EXPENSES AND

ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER EXPENSES

FOURTH QUARTER 2013

($ in millions)

	As Reported 92 Days Ended December 31, 2013	Depreciation and Amortization Adjustments	As Adjusted 92 Days Ended December 31, 2013 **

REVENUES
Base management fees	$152	$—	$152
Franchise fees	163	—	163
Incentive management fees	73	—	73
Owned, leased, and other revenue[1]	260	—	260
Cost reimbursements[2]	2,571	—	2,571

Total Revenues	3,219	—	3,219

OPERATING COSTS AND EXPENSES
Owned and leased[3]	210	(14)	196
Reimbursed costs	2,571	—	2,571
Depreciation and amortization[4]	—	35	35
General, administrative and other[5]	200	(21)	179

Total Expenses	2,981	—	2,981

OPERATING INCOME	$238	$—	$238

[1]	–	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.
[2]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[3]	–	Owned and leased expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation.
[4]	–	Depreciation and amortization includes depreciation and amortization from owned, leased, and other expenses and general, administrative, and other expenses.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED OWNED AND LEASED EXPENSES AND

ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER EXPENSES

FOURTH QUARTER YEAR-TO-DATE 2013

($ in millions)

	As Reported 368 Days Ended December 31, 2013	Depreciation and Amortization Adjustments	As Adjusted 368 Days Ended December 31, 2013 **

REVENUES
Base management fees	$621	$—	$621
Franchise fees	666	—	666
Incentive management fees	256	—	256
Owned, leased, and other revenue[1]	950	—	950
Cost reimbursements[2]	10,291	—	10,291

Total Revenues	12,784	—	12,784

OPERATING COSTS AND EXPENSES
Owned and leased[3]	779	(52)	727
Reimbursed costs	10,291	—	10,291
Depreciation and amortization[4]	—	127	127
General, administrative and other[5]	726	(75)	651

Total Expenses	11,796	—	11,796

OPERATING INCOME	$988	$—	$988

[1]	–	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.
[2]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[3]	–	Owned and leased expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation.
[4]	–	Depreciation and amortization includes depreciation and amortization from owned, leased, and other expenses and general, administrative, and other expenses.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
**	Denotes non-GAAP financial measures. See pages A-18 and A-19 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures Excluding Depreciation and Amortization. Beginning in the 2014 first quarter, we plan to present depreciation and amortization as a separate line item on our Income Statements. In order to facilitate year-over-year comparisons with prior year results, we have reclassified depreciation and amortization from the “Owned, leased, and other direct expenses” and “General, administrative, and other expenses” captions of the 2013 first through fourth quarters and full year 2013 Income Statements, and presented depreciation and amortization expense separately to arrive at operating income. These non-GAAP measures facilitate management’s comparisons of results with other lodging companies that present depreciation and amortization expense separately on their income statements.

Adjusted 2012 EPS Excluding Gain on Joint Venture Sale. In the 2012 third quarter we recorded a $41 million pre-tax ($25 million after-tax) gain on the sale of an equity interest in a North American Limited-Service joint venture in the “Gains and other income” caption of our 2012 Income Statement, which consisted of: (1) a $21 million gain on the sale of this interest; and (2) recognition of the $20 million remaining gain we deferred in 2005 due to contingencies in the original transaction documents for the sale of land to the joint venture which expired with the 2012 sale. Management evaluates this non-GAAP measure that excludes that gain on sale because this non-GAAP measure allows for period-over-period comparisons of our on-going core operations before the impact of this item. This non-GAAP measure also facilitates management’s comparison of results from our on-going operations before the impact of this item with results from other lodging companies.

Earnings Before Interest and Taxes (“EBIT”) and Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBIT and EBITDA are financial measures that GAAP does not prescribe or authorize. EBIT reflects earnings excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBIT and EBITDA, as do analysts, lenders, investors and others, to evaluate companies because they exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA further excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We, therefore, exclude depreciation and amortization expense. To be consistent with our planned 2014 Income Statement presentation of depreciation and amortization, we also modified our EBITDA calculations to exclude depreciation and amortization expenses of the types that we would expect to report in the “Depreciation and amortization” and “Reimbursed costs” captions of our future Income Statements.

We also believe that Adjusted EBITDA, another non-GAAP financial measure, is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects: (1) an adjustment to exclude the $41 million pre-tax gain on the 2012 sale of an equity interest in a joint venture, described in more detail above; and (2) beginning in 2013, an adjustment to exclude share-based compensation expense for all years presented, as companies utilize share-based payment awards differently, both in the type and quantity of awards granted, resulting in considerable variability in the way that companies record compensation expense. We believe that Adjusted EBITDA that excludes these items is a meaningful measure of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA differently than we do or may not calculate them at all, limiting EBITDA’s and Adjusted EBITDA’s usefulness as comparative measures.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

Adjusted Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and The Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin we consider total revenues as adjusted to exclude cost reimbursements and therefore, adjusted operating income margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue and operating income margin that impacts operating income and net income.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our lodging operations. We calculate invested capital by deducting from total assets: (1) current liabilities, as we intend to satisfy them in the short term; and (2) deferred tax assets net of current deferred income tax liabilities, because the numerator of the calculation is a pre-tax number.